                             SHAREHOLDERS' AGREEMENT


          This Shareholders' Agreement, dated as of October ___, 1996, is by and among UAG West, Inc., a Delaware corporation ("UAG West"), SK Motors, Ltd., an Arizona corporation, d/b/a Scottsdale Porsche (the "Company"), and the Knappenberger Revocable Trust Dated April 15, 1983, as Amended ("Knappenberger Trust"). UAG West and Knappenberger Trust and each other person or entity that may become a party hereto as contemplated hereby, are hereinafter individually referred to as a "Shareholder" and collectively referred to as the "Shareholders".

                              W I T N E S S E T H :

          WHEREAS, the parties hereto have entered into that certain Stock Purchase Agreement dated as of June 6, 1996, as amended (the "Stock Purchase Agreement");

          WHEREAS, immediately prior to the Closing of the Stock Purchase Agreement, Scottsdale Jaguar, Ltd., an Arizona corporation ("Scottsdale Jaguar") shall own 100 shares (the "Shares") of no par value common stock of the Company ("Common Stock"), representing all of the issued and outstanding shares of Common Stock;

          WHEREAS, pursuant to the Stock Purchase Agreement, at the Closing, Scottsdale Jaguar shall sell, assign, transfer and deliver the Shares to UAG West;

          WHEREAS, pursuant to the Stock Purchase Agreement, at the Closing, UAG West shall sell, assign, transfer and deliver 19 shares of the Common Stock, representing nineteen (19%) percent of the issued and outstanding shares of Common Stock of the Company to Knappenberger Trust (the "Knappenberger Shares"); and

          WHEREAS, the Company, UAG West, United Auto Group, Inc. and Porsche Cars North America, Inc. ("Porsche") have entered into a Sales and Service Agreement and an addendum thereto (the "Sales and Service Agreement");

          WHEREAS, UAG West, the Company and Knappenberger Trust desire, INTER ALIA, to provide certain rights and set certain restrictions in connection with the transfer of the Shareholders' shares of Common Stock;

          NOW, THEREFORE, in consideration of the mutual terms, conditions, covenants and agreements made herein, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                             TRANSFER OF SECURITIES

SECTION 1.1.  CONSENT OF UAG WEST.

          (a)   Subject to the rights of Knappenberger Trust contained in
Article 3 hereof and except as otherwise provided herein and for as long as UAG West (or an affiliate thereof) shall own at least 20% of the issued and outstanding shares of Common Stock, no Shareholder other than UAG West shall directly or indirectly Transfer (as defined below) any shares of capital stock of the Company now or hereafter at any time owned by such Shareholder or any interest therein, or the stock certificate or certificates representing any such shares, or any voting trust certificate or certificates issued with respect to such shares, without the prior written consent of UAG West and Porsche Cars of North America, Inc. ("Porsche"). Any Transfer effected, or purported or attempted to be effected, not in accordance with the terms and conditions of this Section 1.1, or to a Person prohibited by law from holding shares of capital stock of the Company, shall be void and shall not bind the Company. As used in this Agreement, the term "Transfer" shall mean and include (i) when used as a verb, the act of selling, pledging, mortgaging, hypothecating, giving, transferring, creating a security interest, lien or trust (voting or otherwise), assigning or otherwise encumbering or disposing of, and (ii) when used as a noun, any sale, pledge, mortgage, hypothecation, gift, transfer, creation of security interest, lien or trust, any assignment or other encumbrance or disposition.

SECTION 1.2.  GENERAL RESTRICTIONS.

          No Shareholder (including UAG West and any other Shareholder permitted to Transfer shares of capital stock of the Company or any interest therein in accordance with Section 1.1 hereof) shall, directly or indirectly, Transfer any shares of capital stock of the Company or any interest therein, whether voluntarily or involuntarily, unless:

          (a) (i) such Transfer complies with the provisions of this Agreement and the Sales and Service Agreement; and (ii) the transferee (if other than another Shareholder) agrees to be bound by this Agreement and the Sales and Service Agreement and executes a counterpart hereof and such further documents as may be necessary, in the opinion of the Company, to make it a party hereto (any such transferee shall be deemed to be a Shareholder for purposes of this Agreement); and

          (b) such Transfer is made pursuant to either (i) an effective registration statement under the Securities Act and any applicable state securities laws, or (ii) an available exemption from the registration requirements of the Securities Act and such laws and, prior to any such Transfer (other than a Transfer to another Shareholder), the Person proposing the Transfer provides to the Company a written opinion of legal counsel reasonably satisfactory in form and substance to the Company and its counsel to the effect that the proposed Transfer may be effected without registration under the Securities Act and any applicable state securities laws.

SECTION 1.3.   LEGENDS ON STOCK CERTIFICATES.

          For so long as shares of capital stock of the Company held by a Shareholder are subject to this Agreement, all certificates representing such shares shall bear the following legend:

          The securities represented by this certificate are subject to restrictions on transfer and certain other provisions of the Shareholders' Agreement, dated as of October ___, 1996, as the same may be amended from time to time, by and among UAG West, Inc., ("UAG West"), SK Motors, Inc. (the "Company"), Steven Knappenberger, Knappenberger Revocable Trust Dated April 15, 1983 as Amended and certain other shareholders of the Company who may from time to time become parties to such Shareholders' Agreement and to the provisions of the Sales and Service Agreement between the Company, UAG West, United Auto Group, Inc. and Porsche Cars North America, copies of which may be obtained at the offices of the Company.

SECTION 1.4.   IMPROPER TRANSFERS INEFFECTIVE.

          Any purported transfer of Common Stock by a Shareholder which is not permitted by the foregoing provisions of this Article 1, or which is in violation of such provisions, shall be void and of no force and effect whatsoever.


                                    ARTICLE 2
                           PURCHASE AND SALE OF SHARES

          Upon the occurrence of a Dealer Termination Event (as defined in the Sales and Service Agreement) as to Knappenberger and subject to the consent and approval of Porsche, UAG West shall have the right (the "Call") to acquire the Knappenberger Shares for the Share Value (as defined below) for the purpose of transferring, selling or assigning the Knappenberger Shares to a Dealer Principal (as defined in the Sales and Service Agreement). UAG West may exercise the Call by notifying Knappenberger Trust in writing of such exercise. Within five (5) days of receipt of such notice or such later date as is set forth in the notice, Knappenberger Trust shall sell, assign, transfer and deliver to UAG West the Knappenberger Shares and the certificates representing such shares accompanied by stock powers duly executed in blank. For purposes of this Agreement, the Share Value shall be an amount equal to the Subsequent Value (as defined in the Dealer Agreement) minus the sum of the Initial Value (as defined in the Dealer Agreement) plus an amount equal to 15% of the Initial Value per annum from the date hereof through the date the Knappenberger Shares are transferred.

          If, at any time, the Company ceases to operate a Porsche dealership, Knappenberger Trust shall transfer, assign and deliver the Knappenberger Shares to UAG West.

          As to any successor Dealer Principal consented to and approved by Porsche, upon a Dealer Termination Event as to any such successor, such Dealer Principal shall be required to sell and UAG West shall be required to purchase the Company shares then held by such Dealer Principal on the terms and subject to the conditions set forth in the Sales and Service Agreement.


                                    ARTICLE 3
                                  MISCELLANEOUS

SECTION 3.1.  TERM.

          All provisions of this Agreement shall terminate upon, in respect of any Shareholder, when such Shareholder no longer owns any capital stock of the Company.

SECTION 3.2.  AMENDMENT; WAIVER.

          This Agreement may be altered or amended only with the written consent of all of the parties hereto and Porsche. Any term of this Agreement and the observance of any term herein may be waived (either generally or in a particular instance and either retroactively or prospectively) by any party hereto only with the written consent of such party, provided that any such waiver by any party hereto shall not operate or be construed as a waiver of any other term or observance of any term herein, whether or not similar.

SECTION 3.3.  SPECIFIC PERFORMANCE.

          The parties recognize that the obligations imposed on them in this Agreement are special, unique and of extraordinary character, and that in the event of breach by any party, damages will be an insufficient remedy; consequently, it is agreed that the parties hereto may have specific performance (in addition to damages) as a remedy for the enforcement hereof, without proving damages.

SECTION 3.4.  ASSIGNMENT.

          Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto. This Agreement may be assigned by a Shareholder only in connection with a Transfer of any shares of Common Stock in accordance with the terms of this Agreement and the Sales and Service Agreement; PROVIDED, HOWEVER, that the rights of Knappenberger Trust contained in Article 3 hereof cannot be assigned or otherwise transferred in connection with any

Transfer of shares of Common Stock by Knappenberger Trust without the prior written consent of UAG. No assignment of this Agreement shall relieve the assignor from any liability hereunder.

SECTION 3.5.  SHARES SUBJECT TO THIS AGREEMENT.

          All shares of capital stock of the Company now owned or hereafter acquired by any of the Shareholders shall be subject to the terms of this Agreement and the Sales and Service Agreement.


SECTION 3.6.  NOTICES.

          All notices or other communications required or permitted hereunder shall be given in writing and shall be deemed sufficient if delivered by hand, recognized overnight delivery service or facsimile transmission or mailed by registered or certified mail, postage prepaid (return receipt requested), as follows:

          If to Knappenberger Trust:

          Mr. Steven Knappenberger
          6725 E. McDowell Road
          Scottsdale, Arizona  85257


          If to UAG West or the Company:

          United Auto Group, Inc.
          375 Park Avenue
          New York, New York 10152
          Facsimile No.: (212) 223-5148
          Attn:     George G. Lowrance, Esq.,
                    Executive Vice President

          with a copy to:

          Rogers & Hardin
          229 Peachtree Street, N. E.
          Suite 2700
          Atlanta, Georgia  30303
          Attn:     Michael Rosenzweig, Esq.

or such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date so delivered or three (3) days after the date so mailed; PROVIDED, HOWEVER, that any notice or communication changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

SECTION 3.7.  COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and which counterparts together shall constitute one and the same agreement of the parties hereto.

SECTION 3.8.  SECTION HEADINGS.

          Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

SECTION 3.9. GOVERNING LAW.

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona, without giving effect to the choice-of-law provisions thereof.

SECTION 3.10. SALES AND SERVICE AGREEMENT.

          This Agreement has been entered into pursuant to the terms of the Sales and Service Agreement and should be construed in a manner that is consistent with said agreement and to give reasonable effect to the provisions thereof.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              UAG WEST, INC.


                              By:
                                 ----------------------------------------
                                   Name:
                                   Title:


                              SK MOTORS, LTD.


                              By:
                                 ----------------------------------------
                                   Name:
                                   Title:


                              STEVEN KNAPPENBERGER REVOCABLE
                              TRUST DATED APRIL 15, 1983,
                              AS AMENDED




                              -------------------------------------------
                              STEVEN KNAPPENBERGER, TRUSTEE



125107.10


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